     As filed with the Securities and Exchange Commission on June 28, 2000.
                                                       Registration No. 33-62173


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        Post-Effective Amendment No. 2 to
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             XETA TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


OKLAHOMA                                                    73-1130045
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                1814 West Tacoma
                          Broken Arrow, Oklahoma 74012
               (Address of Principal Executive Offices (Zip Code)

  (1) XETA Corporation Employee Stock Option Plan
  (2) Stock Option Agreement between XETA Corporation and Donald Duke
  (3) Stock Option Agreement between XETA Corporation and Robert Hisrich
  (4) Stock Option Agreement between XETA Corporation and Jack R. Ingram
  (5) Stock Option Agreement between XETA Corporation and Donald E. Reigel
  (6) Stock Option Agreement between XETA Corporation and Darlene Schriner
  (7) Stock Option Agreement between XETA Corporation and Ronald L. Siegenthaler
                            (Full Title of each plan)


                                 JACK R. INGRAM
                             Chief Executive Officer
                                XETA Corporation
                                1814 West Tacoma
                          Broken Arrow, Oklahoma 74012
                     (Name and address of agent for service)


                                 (918) 664-8200
          (Telephone number, including area code, of agent for service)

                               ------------------

                                   Copies to:


                                 Barber & Bartz
                         Attn: Nancy Hanania Jones, Esq.
                        525 South Main Street, Suite 800
                           Tulsa, Oklahoma 74103-4511







              Sequentially numbered original consisting of 8 pages
                        Exhibit Index appears at page 7.


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                                EXPLANATORY NOTE




         This Post-Effective Amendment No. 2 to Registration Statement is filed in accordance with the provisions of Rule 416 of the Securities Act of 1933, as amended (the "Act"), for the purpose of reflecting the change in number of shares registered on Form S-8 Commission File No. 33-62173 on August 28, 1995, as amended by Post-Effective Amendment No. 1 filed on July 28, 1999 (collectively the "Registration Statement"), as a result of a two-for-one stock split declared by the registrant on April 7, 2000 for shareholders of record on June 30, 2000. Because the Registration Statement includes multiple stock option plans, one of which - the XETA Corporation Employee Stock Option Plan dated April 18, 1988 (the "1988 Plan") - is covered by Rule 416(a), and the remainder of which - consisting of six separate individual compensation plans (the "Individual Plans") - were originally covered by Rule 416(b), this Post-Effective Amendment No. 2 is being filed pursuant to Rule 416(b) with regard to all of the plans, for continuity and simplicity. As of the filing of Post-Effective Amendment No. 1 on July 28, 1999, the number of shares of Common Stock covered by the Registration Statement was 968,538, par value $.05 per share.

         On the June 30, 2000 record date, the two-for-one stock split will result in a corresponding adjustment to the number of unexercised shares subject to options under the 1988 Plan and the Individual Plans. Concurrently with the stock split, the registrant will amend its certificate of incorporation to change the par value of its Common Stock from $0.002 per share(1) to $0.001 per share. As of the date of this filing, 138,672 shares registered under the 1988 Plan and 767,700 shares registered under the Individual Plans have not yet been issued. Consequently, after making adjustment for the shares of Common Stock covered by the Registration Statement which were distributed prior to the filing of this Post-Effective Amendment No. 2, and after giving effect to the stock split with regard to the remaining undistributed shares covered by the Registration Statement, the number of shares of Common Stock covered by the Registration Statement is 1,812,744, par value $0.001 per share.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


         The following documents, which have been filed by XETA Technologies, Inc., formerly known as XETA Corporation, an Oklahoma corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration Statement:


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(1) On June 27, 2000, the Registrant changed the par value of its Common Stock from $0.05 per share to $0.002 per share, pursuant to an Amendment to its Certificate of Incorporation (see Exhibit 4.4).



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                  (1) Annual Report of the Company on Form 10-K for the fiscal year ended October 31, 1999, filed with the Commission on January 28, 2000.

                  (2) Quarterly Report of the Company on Form 10-Q for the quarter ended January 31, 2000, filed with the Commission on March 16, 2000.

                 (3) Quarterly Report for the Company on Form 10-Q for the quarter ended April 30, 2000, filed with the Commission on June 14, 2000.


         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.


         The legality of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by the firm of Barber & Bartz, a Professional Corporation, which serves as outside general counsel to the Company. Ron B. Barber, senior shareholder of the firm, is a director of the Company and beneficially owns 52,736 shares of the Company's Common Stock.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Oklahoma General Corporation Act (the "OGCA") and the Company's Bylaws each contain provisions for indemnification of officers and directors of the Company against liability incurred by them under certain circumstances in their capacities as officers and directors of the Company.

         The OGCA and the Company's Bylaws provide for indemnification of its officers and directors against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense of any threatened, pending or completed legal proceeding in which the officer or director is a party or threatened to


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be made a party by reason of the fact that he is or was a director or officer of the Company, if he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise. The foregoing right to indemnity is not exclusive of any other right to indemnity which a director or officer may be entitled under any other agreement or by vote of the Company's shareholders, directors, or otherwise.

         The XETA Corporation Employee Stock Option Plan also provides for indemnification of the members of the committee charged with administering the Plan. In addition, the Company maintains insurance to protect its officers and directors from certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


         The exhibits filed with this Registration Statement in accordance with
Item 601 of Regulation S-K are listed in the Exhibit Index following the signatures to this Registration Statement.



ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional material information on the plan of distribution or any material change to such information.

         The undersigned registrant hereby further undertakes (i) that, for the purpose of determining liability under the Securities Act of 1933, as amended (the "Securities Act"), it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof; and (ii) to file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration


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statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling persons of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broken Arrow, State of Oklahoma, on June 27 , 2000.


                                       XETA TECHNOLOGIES, INC.


                                       By: /s/ Jack R. Ingram
                                          --------------------------------------
                                          Jack R. Ingram
                                          Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



             Signature                                   Title                              Date
             ---------                                   -----                              ----

   /s/ Jack R. Ingram                             Chief
  ------------------------------------            Executive Officer and
             Jack R. Ingram                       Director                              June 27 2000



   /s/ Jon A. Wiese                               President and Director
  ------------------------------------
             Jon A. Wiese                                                               June 27 2000




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





   /s/ Robert B. Wagner                        Vice President of Finance,
   ----------------------------------          Chief Financial Officer,
             Robert B. Wagner                  Treasurer and Director                     June 27 2000



   /s/ Ron B. Barber                              Director
   ----------------------------------
             Ron B. Barber                                                                June 27 2000



   /s/ Ronald L. Siegenthaler                     Director
   ----------------------------------
             Ronald L. Siegenthaler                                                       June 27 2000










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                                INDEX TO EXHIBITS




         Exhibit No.             Description
         ----------              ------------
         4.1                     Articles of Incorporation, as amended and restated, filed as
                                 Exhibits 3.1 and 3.2 to the Company's Registration Statement
                                 filed with the Commission on Form S-1, Registration No.
                                 33-7841, and incorporated herein by this reference.

         4.2                     Amendment No. 1 to Amended and Restated Certificate of
                                 Incorporation of the Company, filed as Exhibit 4.2 to the
                                 Company's Post-Effective Amendment No. 1 to the Registration
                                 Statement on Form S-8, Reg. No. 33-62173, filed with the
                                 Commission on July 28, 1999 and incorporated therein by this reference.

         4.3                     Amendment No. 2 to Amended and Restated Certificate of
                                 Incorporation of the Company, filed as Exhibit 3(i)(c) to the
                                 Company's Quarterly Report on Form 10-Q for the quarter ended
                                 April 30, 2000, filed with the Commission on June 14, 2000 and incorporated herein by this reference.

         4.4*                    Amendment No. 3 to Amended and Restated Certificate
                                 of Incorporation to the Company.

         4.5                     Bylaws of the Company, as amended, filed as Exhibit 3(ii) to the
                                 Company's Annual Report on Form 10-K for the fiscal year ended October 31,
                                 1994, filed with the Commission on January 30, 1995 and
                                 incorporated herein by this reference.

         4.6                     Third Amendment to Amended and Restated Bylaws of the Company
                                 dated July 15, 1999, filed as Exhibit 4.4 to the Company's
                                 Post-Effective Amendment No. 1 to the Registered Statement on
                                 Form S-8, Reg. No. 33-62173, filed with the Commission on July 28, 1999 and incorporated herein by this reference.

         5*                      Opinion of Barber & Bartz, a Professional Corporation.

         15                      Letter on unaudited interim financial information - Not applicable.

         23.1                    Consent of Barber & Bartz - (See Exhibit 5 hereto).

         23.2*                   Consent of Arthur Andersen LLP.



         24                      Power of Attorney (filed by the Company with the
                                 Commission on August 28, 1995 with the Registration
                                 Statement to which this Post-Effective Amendment
                                 relates).


         ----------

         *Filed herewith.